Exhibit 21.1
Pattern Energy Group Inc.
Subsidiaries of the Registrant

		Pattern
Name	Domicile	Ownership
Fowler Ridge IV B Member LLC	Delaware	100%
Fowler Ridge IV Holdings LLC	Delaware	100%
Fowler Ridge IV Wind Farm LLC	Delaware	100%
Grand Renewable Wind GP Inc.	Canada	50%
Grand Renewable Wind LP	Ontario	45%
Hatchet Ridge Holdings LLC	Delaware	100%
Hatchet Ridge Wind, LLC	Delaware	100%
K2 Wind Ontario Inc.	Ontario	25%
K2 Wind Ontario Limited Partnership	Ontario	33%
Lincoln County Wind Project Holdco, LLC	Delaware	100%
Logan’s Gap B Member LLC	Delaware	100%
Logan’s Gap Holdings LLC	Delaware	100%
Logan’s Gap Wind LLC	Delaware	100%
Lost Creek Wind Finco, LLC	Delaware	100%
Lost Creek Wind Holdco, LLC	Delaware	100%
Lost Creek Wind, LLC	Delaware	100%
Nevada Wind Holdings LLC	Delaware	100%
Ocotillo Express LLC	Delaware	100%
Ocotillo Wind Holdings LLC	Delaware	100%
Panhandle B Holdco LLC	Delaware	100%
Panhandle B Member LLC	Delaware	100%
Panhandle B Member 2 LLC	Delaware	100%
Panhandle Wind Holdings LLC	Delaware	100%
Panhandle Wind Holdings 2 LLC	Delaware	81%
Parque Eólico El Arrayán SpA	Chile	70%
Pattern Canada Finance Company ULC	Nova Scotia	100%
Pattern Canada Operations Holdings ULC	Nova Scotia	100%
Pattern Chile Holdings LLC	Delaware	100%
Pattern Chile Holdings SpA	Chile	100%
Pattern Chile Operators SpA	Chile	100%
Pattern El Arrayan Chile SpA	Chile	100%
Pattern El Arrayan Holding Limitada	Chile	100%
Pattern Finance Chile LLC	Delaware	100%
Pattern Finance Chile SpA	Chile	100%
Pattern Gulf Wind Equity LLC	Delaware	100%
Pattern Gulf Wind Holdings LLC	Delaware	100%
Pattern Gulf Wind LLC	Delaware	110%
Pattern Operators Canada ULC	Nova Scotia	100%
Pattern Operators GP LLC	Delaware	100%
Pattern Operators LP	Delaware	100%
Pattern Operators Puerto Rico LLC	Delaware	100%
Pattern Panhandle Wind LLC	Delaware	79%

Pattern Panhandle Wind 2 LLC	Delaware	81%
Post Rock Wind Power Project, LLC	Delaware	60%
Pattern Santa Isabel LLC	Delaware	100%
Pattern St. Joseph Holdings Inc.	Canada	100%
Pattern US Finance Company LLC	Delaware	100%
Pattern US Operations Holdings LLC	Delaware	100%
Santa Isabel Holdings LLC	Delaware	100%
South Kent Wind GP Inc.	Canada	50%
South Kent Wind LP	Ontario	50%
Spring Valley Wind LLC	Nevada	100%
St. Joseph Windfarm Inc.	Canada	100%